Exhibit 99.1

KEVIN MANION JOINS NEWAGE AS

CHIEF FINANCIAL OFFICER

DENVER, COLORADO, July 21, 2021 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based D2C (direct-to-consumer) organic and healthy products company, today announced that Kevin Manion has joined NewAge, Inc. as its new Chief Financial Officer.

Brent Willis, Chief Executive Officer of NewAge commented, “We are thrilled to have someone of Kevin’s background and tremendous track record of experience join our cause at NewAge. As we have evolved, we have continued to strengthen the management team and our organizational capabilities, and Kevin is a perfect embodiment of that evolution. Kevin will be an incredible addition to our global operations as we scale NewAge to the next level.”

Kevin began his career at Arthur Andersen and spent five years in the audit, tax and consulting group focusing on privately held and venture-backed businesses. He then spent the next five years first at Kraft Heinz as a Controller of one of their divisions and then at Nestle USA as the Chief Financial Officer for the Pet Food, Ice Cream and Water businesses. Following Nestle, he worked for a number of private equity backed companies resulting in numerous highly successful exits, and then became CFO and General Counsel for Bolthouse Farms, which he later sold to Campbells for $1.55 Billion. Following its successful sale, he became Chief Financial and Operations Officer for Young’s Market Company, a $3 Billion Beverage Distribution Company, and also held a number of Board roles for consumer goods companies before joining Calavo Growers (CVGW), a $1.3 Billion fresh food company as their Chief Financial Officer where he was most recently before joining NewAge.

Kevin attended The University of Notre Dame and graduated with a Bachelor’s of Business Administration Degree. In his new role he will be leading all the corporate finance, financial planning & analysis, budgeting and reporting aspects of the firm, in addition to tax, treasury, risk management and investor relations. He is a CPA (inactive), Certified Production and Inventory Control Manager (CPIM), Certified Treasury Professional, Certified in Investor Relations by NIRI and certified as a board member by the National Association of Corporate Directors.

“I am very excited to be joining NewAge at this important inflection point in the business,” commented Kevin Manion. “NewAge’s healthy products deliver direct-to-consumer has the opportunity to be a leading and disruptive model versus legacy consumer goods industry leaders. This is a business that is undervalued and I look forward to partnering with Brent to realize the full potential of the business and deliver significant value creation for shareholders as a result.”

About NewAge, Inc.

NewAge is a purpose-driven firm dedicated to inspiring the planet to Live Healthy™. Colorado-based NewAge commercializes a portfolio of organic and healthy products worldwide through primarily a direct to consumer (D2C) route to market distribution system across more than 75 countries. The company competes in three major category platforms including health and wellness, inner and outer beauty, and nutritional performance and weight management — leading a network of more than 400,000 exclusive independent Brand Partners around the world.

The company operates the websites NewAge.com, NoniNewAge.com, ARIIX.com, MaVie.com, TheLIMUCompany.com and Zennoa.com websites.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, and financial condition. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about NewAge please contact:

NewAge Investor & Pulic Relations:
Mindy Early
Director, Public and Investor Relations
Tel: 1-801-573-4818
Mindy_Early@NewAge.com

NewAge Investor Relations
BPC Financial Marketing
800 816 7361
ir@bpcfinancialmarketing.com